UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2009
Jeffersonville Bancorp
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-19212 (Commission File Number)	22-2385448 (IRS Employer Identification No.)

P.O. Box 398, Jeffersonville, New York (Address of principal executive offices)		12748 (Zip code)
Registrant’s telephone number, including area code: (845) 482-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 4.01 Changes in Registrant’s Certifying Accountant.
     On October 1, 2009, Jeffersonville Bancorp (the “Company”) was notified that the audit practice of Beard Miller Company LLP (“Beard”), its independent registered public accounting firm, was combined with ParenteBeard LLC (“Parente”). On October 1, 2009, Beard resigned as auditor of the Company and the Audit Committee of the Board of Directors engaged Parente as the Company’s independent registered public accounting firm for the audit of the Company’s fiscal year 2009 consolidated financial statements.
     Beard’s reports regarding the Company’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     During the years ended December 31, 2008 and 2007, and during the interim period from December 31, 2008 through October 1, 2009, the date of Beard’s resignation, there were no disagreements with Beard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard, would have caused it to make reference to such disagreements in its reports.
     Prior to engaging Parente, the Company did not consult with Parente regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Parente on the Company’s consolidated financial statements, and Parente did not provide any written report or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.
     The Company furnished a copy of this Current Report on Form 8-K to Beard and requested that Beard furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Current Report. A copy of the letter, dated October 2, 2009, is filed as Exhibit 16.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
16.1	Letter from Beard Miller Company LLP, dated October 2, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP
(Registrant)

/s/ Wayne V. Zanetti Name: Wayne V. Zanetti
Title: President and Chief Executive Officer
Date: October 2, 2009